EXHIBIT 10.1

ACURA PHARMACEUTICALS, INC.

2017 RESTRICTED STOCK UNIT AWARD PLAN

1.	General Description.

The Plan provides for grants of restricted stock units to employees, consultants and Non-Employee Directors of the Company and its Subsidiaries.

The purpose of the Plan is to attract, motivate and retain experienced and knowledgeable employees and consultants by offering additional stock based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company, and to attract and retain qualified directors.

This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid compensation deferred under the Plan which is subject to Code Section 409A from being included in the gross income of Participants under Code Section 409A and the Plan shall be interpreted consistent with such intent.

2.	Definitions.

The following definitions shall be applicable throughout the Plan:

“Board” means the Board of Directors of the Company.

“Cash Settled Restricted Stock Units” is defined in Section 7(d).

“Cause” means, with respect to termination of a Participant's employment, or termination of a Participant’s service as a Non-Employee Director, or termination of a Participant’s consulting relationship with the Company or a Subsidiary, the occurrence of any one or more of the following:

(a)       in the case of a (A) Non-Employee Director, (B) a non-employee consultant, or (C) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “cause” (or similar words), the finding by the Board or the Committee, in the exercise of good faith and reasonable judgment, that: (1) except in the case of a Non-Employee Director, Participant breached his or her employment or service contract or any other agreement (whether verbal or written) with the Company or a Subsidiary, (2) Participant has been engaged in disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or proven dishonesty in the course of his or her employment or service with the Company or a Subsidiary; (3) Participant has been convicted of a felony; (4) Participant has committed gross negligence or willful misconduct in the course of his or her employment or service with the Company or a Subsidiary, or (5) Participant has disclosed trade secrets or confidential information of the Company, a Subsidiary or a third party to persons not entitled to receive such information.

(b)       in the case of an employee where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “cause” (or similar words), the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

“Change in Control - Plan” means in one or a series of related transactions any of the following: (a) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company or any Subsidiary of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than sixty-six and 2/3 percent (66.66%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (b) a reorganization, merger, consolidation, share exchange, recapitalization, business combination or similar combination involving the Company or its capital stock (a “Business Combination”), other than a Business Combination in which more than thirty-three and 1/3 percent (33.33%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; (c) a sale or other transfer (other than license) of all or substantially all of the Company’s assets (measured by the value or earning power of the assets), including, without limitation, the sale by the Company of its rights under license agreements or similar agreements relating to its technology (including the sale of royalty payment amounts payable to the Company or its shareholders under such agreements); (d) the license or similar agreement by the Company to a third party or third parties, in one or more transactions, of all rights in and to the Company’s technology and, as a result of such transactions, all or substantially all of the Company’s activities consist of monitoring such arrangements and collecting fees and payments due thereunder; or (e) a complete liquidation or dissolution of the Company.

“Change in Control – Section 409A” shall mean a Change in Control – Plan, except to the extent that (and only to the extent that) such Change in Control – Plan does not qualify as a change (a) in the ownership or effective control of the Company, or (b) in the ownership of a substantial portion of the assets of the Company, under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee, if any, appointed by the Board under Section 4 hereof.

“Common Stock” or “Stock” means shares of common stock, par value $.01 per share, of the Company, including any rights attendant thereto upon issuance of the shares, together with any restrictions, limitations or conditions of and to such rights and such other stock or other securities or property into which the Stock (or such rights) may be converted or for which it is exchanged or substituted (and any credits thereon), pursuant to Section 10.

“Company” means Acura Pharmaceuticals, Inc. and its successors.

“Disability” means

(a)       in the case of (A) a Non-Employee-Director or (B) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “disability” (or similar words), then “Disability” means the Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees and/or directors of the Company or a Subsidiary; (3) is determined to be totally disabled by the Social Security Administration; or (4) any other permitted definition of disability under Section 409A of the Code and the regulations promulgated thereunder, and

(b)       in the case where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “disability” (or similar words), the termination of an employment arrangement that is or would be deemed to be for “disability” (or similar words) as defined in such agreement.

“Effective Date” shall be the date this Plan is approved by the shareholders of the Company.

“Eligible Participant” means a Non-Employee Director serving as a director on the date of grant, a consultant providing services to the Company or a Subsidiary on the date of grant, or an employee employed by the Company or a Subsidiary on the date of grant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange (including the Nasdaq Capital Market) or quoted on the OTCQB or OTCQX its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the preceding day on which sales of Common Stock were reported, as such price is reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Common Stock is quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the closing bid and asked prices for the Common Stock on the preceding day on which sales of Common Stock were reported, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

“Non-Employee Director” has the definition set forth in Rule 16b-3(b)(3)(i) of the Exchange Act.

“Participant” means each Company or Subsidiary employee, consultant or Non-Employee Director who has been granted a Restricted Stock Unit award.

“Plan” means the Acura Pharmaceuticals, Inc. 2017 Restricted Stock Unit Award Plan, as set forth herein and as it may be amended from time to time.

“Restricted Stock Unit Award Agreement” means an agreement described in Section 5(a) and Section 9(j).

“Restricted Stock Units” or “RSUs” means an award of Stock Units credited pursuant to Section 5, which Stock Units are subject to vesting and other restrictions as set forth herein.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Unit” means a non-voting unit of measurement that is (a) deemed for bookkeeping purposes to be equivalent to one outstanding share of Stock solely for purposes of determining benefits under the Plan, (b) credited to a Participant's Stock Unit Account pursuant to the grant of Restricted Stock Units under Section 5; and (c) payable solely in a share of Stock, on a one-for-one basis, except in the case of Cash Settled Restricted Stock Units which are settled in cash (as provided herein).

“Stock Unit Account” means the bookkeeping account maintained by the Company for each Eligible Participant that is credited with Stock Units in accordance with the Plan.

“Subsidiary” means any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

3.	Effective Date; Duration.

The Effective Date shall be the date on which the Company’s shareholders approve this Plan. RSUs may be distributed under the Plan until November 7, 2027. The Plan shall continue in effect until all matters relating to Stock Units and the administration of the Plan have been completed and all payments of such compensation have been made.

4.	Administration.

The Company’s Board of Directors or the Compensation Committee of the Board, as designated by the Board, shall administer the Plan. If appointed by the Board, the Committee shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act.

A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

The Committee shall have the authority, subject to the provisions of this Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the Plan and make all such determinations relating to the Plan as it may deem necessary or advisable. The Committee shall also have the authority, subject to the provisions of the Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. The Committee's interpretation of the Plan or any awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. Notwithstanding any provisions of this Plan or any Restricted Stock Unit Award Agreement to the contrary, all discretionary interpretations, decisions or determinations of the Board or the Committee with respect to the Plan and all RSUs awarded under the Plan shall be made in accordance with the express terms of the Plan and applicable Restricted Stock Unit Award Agreement in the exercise of good faith and reasonable judgment.

Notwithstanding any contrary provision of this Section 4, the Board shall administer the Plan, and the Committee shall exercise no discretion with respect to any grants to Non-Employee Directors. In the administration of the Plan with respect to Non-Employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

5.	Restricted Stock Units.

(a)       Restricted Stock Units may be granted at any time and from time to time as determined by the Board or the Committee. Each Restricted Stock Units grant will be evidenced by a Restricted Stock Award Agreement that will specify such other terms and conditions as Board or the Committee, in its sole discretion, will determine, including all other applicable terms, conditions and restrictions related to the grant, vesting and the number of Restricted Stock Units not otherwise set forth in this Plan.

(b)       Vesting Period. The Board or the Committee shall determine the vesting of a Restricted Stock Unit award granted under Section 5(a), and shall set forth such vesting in the Restricted Stock Unit Award Agreement.

(c)       Acceleration of Vesting. Notwithstanding Section 5(b), unless expressly provided otherwise in the Restricted Stock Unit Award Agreement, each Restricted Stock Unit award shall become fully and immediately vested and nonforfeitable to the Participant upon the occurrence of any of the following events:

(1)       a Participant's service as an employee of the Company is terminated by the Company without Cause or due to Participant’s death or Participant’s Disability, or in the case of a Non-Employee Director, Participant’s death or Disability or Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or

(2)       a Change in Control - Plan.

6.	Dividend and Voting Rights.

Unless expressly provided for in a Participant’s Restricted Stock Unit Award Agreement, a Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to the RSUs and any shares of Common Stock underlying or issuable in respect of such RSUs until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate for such RSU.

7.	Restrictions, Distributions and Changes to Distributions; Payment of Units.

(a)       Time and Manner of Distribution. Payment of vested Stock Units in a Participant's Stock Unit Account in accordance with Section 7(b) shall be made on the earlier of (i) a Change in Control – Section 409A, or (ii) the distribution dates specified in Section 7(b) and 7(c) as applicable, subject to Section 7(e). In the event of a payment pursuant to a Change in Control – Section 409A under Section 7(a)(i), such payment shall be made in a lump sum payment as soon as administratively practicable following consummation of said Change in Control – Section 409A, subject to Section 7(e). The date of the Change in Control – Section 409A is the scheduled distribution date for purposes of the Plan. In the event of a payment under Section 7(a)(ii), such payment shall be made as specified in Section 7(b) and 7(c) as applicable; provided, however, that in the event of a Change in Control – Section 409A all of Participant’s undistributed Stock Units as of consummation of said Change in Control – Section 409A shall be paid to Participant in a lump sum as soon as administratively practicable, regardless of the payment dates set forth in Section 7(b) or 7(c), subject to Section 7(e).

(b)       Standard Payments. Subject to Sections 7(a) and 7(c) hereof, unless a Restricted Stock Unit Award Agreement otherwise provides, with respect to any Restricted Stock Units granted to a Participant that become vested and non-forfeitable pursuant to the terms hereof and the applicable Restricted Stock Unit Award Agreement, such Restricted Stock Units shall be paid on the first business day of the year after the year in which they become vested and non-forfeitable (which is the scheduled distribution date for purposes of the Plan), or as soon thereafter as administratively practicable, subject to Section 7(e).

(c)       Deferral By Company. Subject to Section 7(a), at the discretion of the Committee, a Restricted Stock Unit Award for a Participant may provide for a date or dates of distribution occurring after the vesting date, and in such case payment shall be made on such distribution dates as specified in the applicable Restricted Stock Unit Award Agreement (which are the scheduled distribution dates for purposes of the Plan), subject to Section 7(e).

(d)       Cash Settled Restricted Stock Units. Unless otherwise provided in a Restricted Stock Unit Award Agreement, and subject to the restrictions provided in Section 9(n) a Non-Employee Director may elect, at any time prior to payment of Restricted Stock Units granted in a Restricted Stock Units Award Agreement that up to 40% of such Restricted Stock Units be settled in cash (“Cash Settled Restricted Stock Units”).

(e)       Payment of Units. Upon the occurrence of the distribution events set forth in Section 7(a), 7(b), and 7(c), other than with respect to Cash Settled Restricted Stock Units, the Company shall deliver a number of shares of Stock equal to the number of vested Stock Units to which the Participant is then entitled under the terms of the Plan and the Restricted Stock Unit Award Agreement upon receipt from Participant of the par value of such shares of Stock, which amount must be received or withheld within thirty days of the scheduled distribution date, set forth in Section 7(a), 7(b) or 7(c), as applicable, and in the Participant’s tax year in which the scheduled distribution date falls. In lieu of requiring cash payment of such par value, the Company may, it its discretion or shall at the Participant’s election, subject to Section 9(n), accept payment of any such par value by withholding from Stock payments a number of whole shares of Stock whose value is equal to the amount of such par value. Valuation for these purposes shall be the Fair Market Value on the scheduled distribution date referenced in Sections 7(a), 7(b) and 7(c). Upon the occurrence of the distribution events set forth in Section 7(a), 7(b) or 7(c) with respect to Cash Settled Restricted Stock Units, the Company shall deliver to the Participant cash equal to (A) Fair Market Value of the Common Stock on the scheduled distribution date less one cent par value multiplied by (B) the number of such Cash Settled Restricted Stock Units as calculated pursuant to the Participant’s election form.

(f)       Forfeiture of Unvested Units. Except as provided in Section 5(c) of the Plan or in a Participant’s Restricted Stock Unit Award Agreement, to the extent any portion of a Participant's RSUs have not become vested upon the date the Participant's services as an employee, consultant or Non-Employee Director terminate, such RSUs shall be forfeited and the unvested portion of the RSU award shall automatically terminate without any other action by the Participant or the Participant’s Beneficiary as the case may be and without payment of consideration by the Company.

8.	Shares Subject to the Plan; Share Limits.

(a)       Share Limits. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares of Common Stock which may be issued under the Plan is 1,500,000 (the “Pool”) of Common Stock. Such shares may be authorized, but unissued, or reacquired Common Stock. Shares issued in payment of any Restricted Stock Units granted under the Plan shall be counted against the Pool as one share for every one share actually issued in payment of such Restricted Stock Units. Issuance of cash for Cash Settled Restricted Stock Units shall diminish the Pool as if a share had been exchanged for each RSU settled in cash.

(b)       Shares withheld by the Company as payment of par value or applicable withholding taxes in connection with any award under the Plan, shall not be available for subsequent awards under the Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent awards under the Plan.

9.	General.

(a)       Government and Other Regulations. The obligation of the Company to credit Stock Units, issue or deliver Stock or otherwise make payments under the Plan are subject to compliance with all applicable laws, rules, and regulations (including, without limitation, federal and state securities laws), and to such approvals by any listing, agency, or regulatory or governmental authorities as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities issued or delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company, as the Company may deem necessary or advisable to assure compliance with all applicable legal requirements.

(b)       Tax and Withholding. The Company has the right to require the person receiving Stock to pay to the Company the amount of any federal, state and local taxes which the Company is required to withhold upon the delivery of Stock. In lieu of requiring cash payment of any such taxes, the Company shall at its election or at the Participant’s election, instead withhold from said Participant’s Stock payments a number of shares of Stock whose value is equal to the amount of such taxes. Valuation for this purpose shall be the Fair Market Value on the scheduled distribution date.

(c)       Beneficiaries.

(1)       Beneficiary Designation. Each Eligible Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 9(c)(2)) whom such Eligible Participant desires to receive any amounts payable under the Plan after his or her death. Beneficiary designations shall be effective on the date such written designation is received by the Corporate Secretary. An Eligible Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Corporate Secretary. However, if a married Eligible Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse. The Eligible Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Board or the Committee. The Company and the Board or the Committee may rely on the Eligible Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.

(2)       Definition of Beneficiary. An Eligible Participant's “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts so designated by the Eligible Participant or, in the absence of such designation, entitled by will or the laws of descent and distribution to receive the Eligible Participant's benefits under the Plan in the event of the Eligible Participant's death, and shall mean the Eligible Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

(d)       Non-transferability. Except as provided in Section 9(c) and in this Section 9(d), a Participant’s rights and interests under the Plan in respect of RSUs, including Stock or cash deliverable under or in respect thereof, may not be assigned, pledged, or transferred. The Committee may, in its discretion, authorize all or a portion of the RSUs to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred of RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee. Following transfer, any such RSUs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the party entitled to exercise under the RSU, the term “Participant” shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Participant, following which the RSUs shall be exchangeable for Stock by the transferee only to the extent, and for the periods specified in Section 7 of the Plan and in the Restricted Stock Unit Award Agreement.

(e)       Expenses. All expenses incurred by the Company associated with adoption and administration of this Plan, including all legal expenses related to drafting this Plan and related documents, shall be borne solely by the Company.

(f)       Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(g)       Governing Law. The validity of the Plan or any of its provisions and any agreements entered into under the Plan shall be construed, administered and governed in all respects under the laws of the State of New York. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

(h)       Limitation on Participants’ Rights; Unfunded Plan. Participation in the Plan shall not give any person the right to continued employment or any rights or interests other than as expressly provided herein. No Participant shall have any right to any payment or benefit hereunder except to the extent provided herein. The Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and any Participant or other person. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

(i)       Rights with Respect to Stock Units. A Participant's Stock Unit Account shall be a memorandum account on the books of the Company. The Stock Units credited to such account shall be used solely as a device to determine the number of shares of Stock (or cash in the case of Cash Settled Restricted Stock Units) to be eventually distributed to the Participant, subject to applicable vesting requirements, in accordance with the Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting dividend, or other stockholder rights with respect to Stock Units credited under the Plan.

(j)       Restricted Stock Unit Award Agreements. Each Restricted Stock Unit award granted to an Eligible Participant under the Plan shall be evidenced by a writing approved by the Board or the Committee and will contain the terms and conditions consistent with the Plan as approved by the Board or the Committee relating to the RSUs. This Plan and each Restricted Stock Unit Award Agreement granted to an Eligible Participant under the Plan shall be binding upon, and inure to the benefit of, any successor or successors of the Company, except to the extent that the Board or the Committee and each Participant having executed a Restricted Stock Unit Award Agreement determine otherwise as evidenced by a writing signed by both parties.

(k)       Plan Construction. By its approval of the Plan, the Board intends that the transactions contemplated by the Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act so that, among other transactions, the crediting of Stock Units and payment in Stock will be entitled to the benefits of Rule 16b-3 or other exemptive rules under the Exchange Act.

(l)       Notices. Any notice to be given under the terms of this Plan shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary, and to the Participant at his or her last address of record, or at such other address as either party may designate in writing to the other for the purposes of notices in respect of RSUs.

(m)       In the event the Board determines that it is not necessary to collect par value in exchange for issuances of Stock hereunder in exchange for RSUs then the Board may eliminate (i) the par value payment required in connection with a distribution of Stock, and (ii) the deduction of par value in calculating amounts to be paid under Cash Settled Restricted Stock Units.

(n) In the event the Board determines that under the terms of any preferred stock that may be issued by the Company or the terms of any credit agreement, loan agreement or financing arrangement (collectively, “Loan”), whether existing on the Effective Date or entered into or amended thereafter, that (i) withholding of RSUs or shares of stock exchangeable for RSUs for payment of taxes or par value or (ii) settlement of Cash Settled Restricted Stock Units, would violate a covenant, representation, warranty or other agreement contained in such Loan (including, without limitation, limits on repurchase or redemption of Common Stock or derivatives thereof), then in the case of subparagraph (i) the Company shall not be required to withhold such RSUs and/or shares of Common Stock and the Participant shall make such payment in cash, and in the case of subparagraph (ii), such Cash Settled Restricted Stock Units shall be settled in Common Stock.

10.	Changes in Capital Structure.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in the Board’s exercise of good faith and reasonable judgment, proportionately adjust any or all of (a) the number and type of shares of Stock (or other securities or property) that thereafter may be made the subject of Stock Units and Stock Unit Accounts (including the specific maximum and numbers of shares set forth elsewhere in the Plan), (b) the number, amount and type of shares of Stock (or other securities or property) payable in respect of Stock Units, and (c) and the number and type of Stock Units (both credited and vested) under the Plan.

11.	Amendments and Termination.

The Board (but only upon shareholder approval if such approval is required by (i) the rules of the exchange on which the Company’s stock is listed, (ii) under New York law or (iii) any other applicable law or regulation) shall have the right to amend the Plan (including outstanding awards) in whole or in part from time to time or may at any time suspend or terminate the Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to Stock Units credited to his or her Stock Unit Account and no amendment or termination shall accelerate payment of any benefit which is subject to the rules of Section 409A of the Code in a manner that would violate the distribution rules of Section 409A of the Code. Notwithstanding the foregoing, Participant consent shall not be required to the extent that the Board determines that applicable law requires amendment or termination of the Plan to preserve the intended tax benefits to the Participants and the Company hereunder. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants (subject to any applicable consent requirement above) shall be bound thereby upon receipt of notice thereof. Changes contemplated by Section 10 shall not be deemed to constitute changes or amendments for purposes of this Section 11.